EXHIBIT 10.33

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR EXERCISED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, EXCEPT IN TRANSACTIONS THAT ARE EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION.

NEXSAN CORPORATION

WARRANT

dated as of September 21, 2009

THIS CERTIFIES THAT, for value received, Fonds de solidarité des travailleurs du Québec (FTQ) or its successors or assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Nexsan Corporation, a Delaware corporation (the “Company”), an aggregate of 2.4 million Shares at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5.  By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1.               Definitions and Construction.

(a)           Certain Definitions.  As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Appraised Value” means at any time the fair market value thereof determined in accordance with and subject to Section 5(l).

“Appraiser” has the meaning set forth in Section 5(l)(ii).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Montréal, Quebec are authorized by law to close.

“Capital Reorganization” has the meaning set forth in Section 5(d).

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a) or (b) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street  Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.  In the event that none of the foregoing applies, the Closing Price shall be determined reasonably and in good faith by the Board of Directors and the Requisite Holders in accordance with Section 5(1).

“Commission” means the United Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Company” has the meaning set forth in the introductory paragraph to this Warrant.

“Convertible Securities” has the meaning set forth in Section 5(b)(ii).

“Determination Date” has the meaning set forth in Section 5(c)(ii).

“Distributed Shares” has the meaning set forth in Section 5(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” for each Warrant Share means the fair market value per Share at the date of this Warrant determined by linear interpolation between the fair market value per Share as of June 30, 2009 and as of September 30, 2009, as adjusted from time to time pursuant to Section 5.  For the purposes of this calculation, the June 30, 2009 fair market value per Share shall be $0.78.  The linear interpolation shall be determined by (i) dividing the difference between the September 30, 2009 fair market value per Share and .78 by 92 (ii) multiplying the quotient by the number of days between the date of this Warrant and June 30, 2009 and (iii) adding the product, expressed as a dollar amount, to $0.78.

“Existing Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement dated as of March 29, 2007 between the Company and the investors party thereto, as amended from time to time.

“Expiration Date” means September 21, 2016.

“Initial Holder” means Fonds de solidarité des travailleurs du Québec (FTQ).

“Market Price” on any day means (a) the unweighted average of the daily Closing Prices per Share for the 20 consecutive trading days prior to such date or (b) if clauses (a), (b) and (c) of the definition of “Closing Price” are inapplicable, then the Appraised Value as of such day shall apply; provided that for purposes of the application of Section 5(b) to a Share Distribution pursuant to a public offering registered under the Securities Act, “Market Price” means the Closing Price per Share for the trading day preceding the effective date of the registration statement with respect to such public offering (or in the case of an initial public offering, the price per Share in such offering).

“Notice of Exercise” has the meaning set forth in Section 2(a).

“Options” has the meaning set forth in Section 5(b)(ii).

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Repurchase” has the meaning set forth in Section 5(c)(ii).

“Repurchase Premium” has the meaning set forth in Section 5(c)(ii)(B).

“Requisite Holders” means at any time holders of Warrant Shares and Warrants representing more than 50% of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Share Distribution” has the meaning set forth in Section 5(b)(i).

“Share Reorganization” has the meaning set forth in Section 5(a).

“Shares” means the Company’s Series C Preferred Shares.

“Special Distributions” has the meaning set forth in Section 5(c).

“Warrant” means this warrant and, any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Holder” has the meaning set forth in the introductory paragraph to this Warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 5 or in the case of other Warrants, issuable upon exercise of those Warrants.

(b)           Computation of Time Periods.  With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  Periods of days shall be counted in calendar days unless otherwise stated.

(c)           Construction.  Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant.  Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified.  Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(d)           Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(e)           No Presumption Against Any Party.  Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise.  On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2.              Exercise of Warrant.

(a)           Exercise and Payment.  The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (i) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (ii) by exchanging a portion of this Warrant pursuant to which the Warrant holder receives from the Company the number of Warrant Shares equal to (A) the number of Warrant Shares as to which this Warrant is being exercised minus (B) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or in there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, (iii) by surrendering that portion of any note held by the Warrant Holder in an amount equal to the Exercise Amount, or (iv) any combination of the foregoing.  The Company acknowledges that the provisions of clause (ii) are intended, in part, to ensure that a full or partial exchange of this Warrant pursuant to such clause (ii) will qualify as a conversion or exchange, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the Securities Act.  At the request of any Warrant Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section in order to accomplish such intent.  For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares in accordance with the terms of clause (ii).

(b)           Effectiveness and Delivery.  As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder or in such other name or names of any Person or Persons designated in such Notice of Exercise.  This Warrant shall be deemed to have been exercised and such Share certificate or certificates shall be deemed to have been issued, and the Warrant Holder or other Person or Persons designated in such Notice of Exercise shall be deemed for all purposes to have become a holder of record of Shares, all as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c)           Surrender of Warrant.  The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d)           Legend.  Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legends:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, EXCEPT FOR TRANSACTIONS THAT ARE EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION.

Any certificate for Warrant Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Warrant Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Warrant Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(e)           Fractional Shares.  The Company shall not be required (but may elect) to issue fractions of Shares upon an exercise of the Warrant.  If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay (unless it elects to issue fractions of a share) to the Warrant Holder, in cash, an amount equal to the same fraction times the Exercise Price.

(f)            Expenses and Taxes.  The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and any new Warrants.

Section 3.               Investment Representation.

By accepting the Warrant, the Initial Holder represents that it is acquiring the Warrant for its own account for investment purposes and not with the view to any sale or distribution, that the Initial Holder will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws, and that the Initial Holder is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Section 4.               Validity of Warrant and Issuance of Shares.

(a)           The Company represents and warrants that this Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b)           The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued and paid for upon exercise of the Warrant in accordance herewith, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances of any kind whatsoever.

Section 5.               Antidilution Provisions.

The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a)           Share Reorganization.  If the Company shall subdivide its outstanding into a greater number of Shares, by way of a stock split, stock dividend or otherwise, or consolidate its outstanding Shares into a smaller number of Shares (any such event being herein called a “Share Reorganization”), then (i) the Exercise Price shall be adjusted, effective immediately after the effective date of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before giving effect to such Share Reorganization.

(b)           Share Distribution.

(i)            If the Company shall issue, sell or otherwise distribute any Shares or any preferred shares with terms no less favorable than the Shares (collectively, “Distributed Shares”), other than pursuant to a Share Reorganization (which is governed by Section 5(a)) (any such event, including any event described in paragraphs (ii) and (iii) below, being herein called a “Share Distribution”), for a consideration per Distributed Share less than the Exercise Price then in effect, then, effective upon such Share Distribution, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of Shares outstanding immediately prior to such Share Distribution multiplied by the Exercise Price, plus (B) the consideration, if any, received by the Company upon such Share Distribution, and the denominator of which shall be the product of (1) the total number of Shares plus Distributed Shares that are not Shares outstanding immediately after such Share Distribution multiplied by (2) the Exercise Price.  If any Share Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, then, effective at the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such event and the denominator of which shall be the Exercise Price as adjusted in accordance with this Section 5(b).  The provisions of this Section 5(b), including by operation of paragraph (ii) or (iii) below, shall not operate to increase the Exercise Price or reduce the number of Shares subject to purchase upon exercise of this Warrant.

(ii)           If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase Shares or any preferred shares with terms no less favorable than the Shares, or any warrants or options for the purchase thereof or any securities convertible into or exchangeable therefor (such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per share for which such shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (x) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the

Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor.  Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

(iii)          If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable or exercisable prior to the Expiration Date or thereafter, and the price per share for which the underlying shares are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the maximum number of shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price, then, for purposes of Section 5(b)(i), the total maximum number of shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor.  Except as otherwise provided in paragraph (iv) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(iv)          If (x) the purchase price provided for in any Option referred to in Section 5(b)(ii) or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5 (b)(ii) or 5(b)(iii) or the rate at which any Convertible Securities referred to in Sections 5(b)(ii) or 5(b)(iii) are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 5), or (y) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (x) of this paragraph (iv)) or had such adjustment not been made (in the case of any event referred to in clause (y) of this paragraph (iv)).

(v)           If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Shares, Options or Convertible Securities, other than pursuant to a Share Reorganization (which is governed by Section 5(a)), then, for purposes of this Section 5(b), such Distributed Shares, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(vi)          If any Distributed Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  If any Distributed Shares, Options or Convertible

Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company.  If any Distributed Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the assets and business of the non-surviving entity as shall be attributable to such Distributed Shares, Options or Convertible Securities, as the case may be, at the time of the merger as determined in good faith by the Board of Directors of the Company (in making such determination the members of its Board of Directors may give effect to the proposed acquisition and incorporate the prospects of the performance of the assets and business of the non-surviving corporation over the 12 month period following the acquisition, including any reasonably demonstrable synergistic or value enhancing factors).  If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

(c)           Special Distributions; Above Market Purchases of Securities.

(i)            If the Company shall issue or distribute to any holder or holders of Shares evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding (i) a Share Reorganization and (ii) a Share Distribution), whether or not accompanied by a purchase, redemption or other acquisition of Shares (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata Share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to the Warrant Holder when paid or distributed to the holders of the Shares, or the Warrant Holder may at its option decline to accept such payment or distribution in which case the (x) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Distribution, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price immediately prior to such effective date less any cash and the then fair market value, as determined in good faith by the Board of Directors of the Company, of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Distribution with respect to one Share, and the denominator of which shall be the Market Price immediately prior to such effective date, and (y) the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Special Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Distribution and the denominator of which shall be the Exercise Price in effect immediately after such Special Distribution.  A reclassification of the Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of any other class of stock shall be deemed to be a distribution by the Company to the holders of its Shares of such class of stock and, if the outstanding Shares shall be changed into a larger or smaller number of Shares as part of such reclassification, a Share Reorganization.

(ii)           If, at any time after the Closing Date, the Company or any Subsidiary shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any Shares of the Company at an aggregate repurchase price that exceeds the aggregate Market Price for the securities repurchased determined as of the Business Day immediately prior to the earliest of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted as follows:

(A)          The Exercise Price shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Determination Date times (B) a fraction, (I) the numerator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase less (y) the Repurchase Premium (as defined below), and (II) the denominator of which shall be (x) the product of (1) the Market Price for the Shares as of the Determination Date times (2) the number of Shares outstanding immediately following the consummation of the Repurchase.

(B)           The number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of Shares determined by multiplying (x) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such Repurchase times (y) a fraction (1) the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment in clause (A) of this Section 5(c)(ii) and (2) the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

The amount by which the aggregate repurchase price for all Shares repurchased in any Repurchase (including for such purposes any fees or other direct or indirect consideration payable in connection therewith) exceeds the aggregate Market Price for such securities is referred to as the “Repurchase Premium.”

(d)           Capital Reorganization.  If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Share Reorganization) in, outstanding Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or, any recapitalization of the Company (any such event being called a “Capital Reorganization”), then, effective upon the effective date of such Capital Reorganization, the Warrant Holder shall no longer have the right to purchase Shares, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if the Warrant had been exercised immediately prior to the effective date of such Capital Reorganization.  As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Warrant Holder an agreement as to the Warrant Holder’s rights in accordance with this Section 5(d), providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 and otherwise having the same terms and conditions as set forth herein, except that, in the case of a successor or surviving corporation, Sections 5(b), (c) and (k) shall not apply.  The provisions of this Section 5(d) shall similarly apply to successive Capital Reorganizations.

(e)                                  Adjustment Rules.

(i)                                     Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

(ii)                                  No adjustments shall be made pursuant to this Section 5 in respect of the issuance of Warrant Shares upon exercise of the Warrant.

(iii)                               If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(f)                                    Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall use commercially reasonable efforts to take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(g)                                 Notice of Adjustment.  Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof.  If the required adjustment is not determinable as of the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.  In connection with any such adjustment or readjustment, at the written request of the Warrant Holder, the Company, at its sole cost and expense, will also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify its computations and, in connection with the preparation of the Company’s quarterly financial statements prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Share Distribution issued or sold or deemed to have been issued, (ii) the number of Shares outstanding or deemed to be outstanding, and (iii) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Section 5) on account thereof.  The Company will forthwith mail a copy of each such report to the Warrant Holder and will, upon the written request at any time of the Warrant Holder, furnish to such holder a like report setting forth the Exercise Price at the time in effect and showing in reasonable detail how it was calculated.  The Company will also keep copies of all such reports at its office and will cause the same to be available for inspection at such office during normal business hours by the Warrant Holder or any prospective purchaser of this Warrant designated by the Warrant Holder.

(h)                                 Subsequent Warrants.  Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants theretofore or thereafter issued may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(i)                                     Disputes.  Any dispute which arises between the Warrant Holder and the Company with respect to the calculation of the adjusted Exercise Price or Warrant Shares issuable upon exercise shall be determined by the Appraiser, and such determination shall be binding upon the Company and the holders of the Warrants and the Warrant Shares if made in good faith and without manifest error.

(j)                                     Other Actions Affecting Shares.

(i)                                     Equitable Equivalent.  In case any event shall occur as to which the provisions of this Section 5 set forth above hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Warrant Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then, in each such case, at the request of the Requisite Holders, the Company shall provide to the Warrant Holders information sufficient to support the Company’s determination for not making such adjustment in accordance with this Section 5, and the Requisite Holders shall have a period of 20 days from their receipt of all such information so requested to notify the Company in writing of their decision to contest such determination.  If the Requisite Holders do not deliver such a notice to the Company within such 20-day period, the Requisite Holders will be deemed to have agreed with the Company’s determination that no adjustment is required in respect of such event.  If, following a period of 10 days following delivery of such notice, the Company and the Requisite Holders are unable to agree as to whether an adjustment is required in respect of such event, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the holder or the holders of the Requisite Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant.  Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein, if any.  The costs and expenses of such investment bankers shall be borne by the Company, if the investment bankers’ opinion states that an adjustment is required in respect of such event, and by the Warrant Holders (allocated pro rata among all Warrant Holders) if the investment bankers’ opinion states that an adjustment is not required in respect of such event.

(ii)                                  No Avoidance.  The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law.

(k)                                  Calculation of Consideration Received.  The consideration for the issue or sale of any Share Distribution shall, irrespective of the accounting treatment of such consideration:

(i)                                     insofar as it consists of cash, be computed at the amount of cash actually received by the Company before any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii)                                  insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Appraised Value thereof at the time of such issue or sale; and

(iii)                               insofar as it consists neither of cash nor of other property, be computed as having no value.

(l)                                     Appraisal.

(i)                                     At least 20 days prior to an event requiring a determination of the Appraised Value of a Share, the Board of Directors shall determine the Appraised Value acting reasonably and in good faith, providing notice of such determination to the Requisite Holders.  In the event the Requisite Holders object to such Appraised Value by delivering written notice to the Board of Directors within thirty (30) days, then the Appraised Value shall be determined as set forth in clause (ii) below.

(ii)                                  The Company shall, within ten (10) days after the above-referenced 10-day period, engage an independent investment bank of national repute (which, for the avoidance of doubt, shall not then currently be acting or have previously acted as an underwriter, placement agent or financial advisor to the Company) (the “Appraiser”) selected by the Company (with the consent of the Requisite Holders, such consent not to be unreasonably withheld) and retained pursuant to an engagement letter between the Company and the Appraiser with respect to such valuation in form and substance acceptable to Requisite Holders, to make an independent determination of the Appraised Value of a Share; such value shall be determined by assuming the Company is sold in an arm’s length transaction between a willing seller and a willing buyer as a going concern, without deduction for (A) liquidity considerations, (B) minority shareholder status, or (C) any liquidation or other preference or any right of redemption in favor of any other equity securities of the Company.  The costs of engagement of such investment bank for any such determination of Appraised Value shall be paid by the Company.

Section 6.                                            Registration Rights.

Neither the Warrant nor the Warrant Shares have been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom.  No rights shall be hereby granted which are in violation of applicable securities laws or regulations.  The shares of the Company’s Common Stock issuable upon the conversion of the Warrant Shares shall be “Series C Registrable Securities” under the Existing Registration Rights Agreement.

Section 7.                                            Transfer of Warrant.

The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled.  The Warrant Holder shall pay any transfer tax imposed in connection with such assignment (if any).  Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.  The Warrant Holder agrees that any such transfer shall be made in compliance with all applicable securities laws and the Company shall not recognize any transfer that is not in compliance therewith and the Company may request that the Warrant Holder provide it an opinion of counsel with respect to such transfer.

Section 8.                                            Covenants.  The Company agrees that:

(a)                                  Securities Filings; Rules 144.  The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its commercially reasonable efforts to cooperate with the Warrant Holder and each holder of Warrant Shares in supplying such information concerning the Company as may be necessary for the Warrant Holder or holder of Warrant Shares to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares as permitted hereby, (iii) take such further action as the Warrant Holder may reasonably request to the extent required from time to time to enable the Warrant Holder to sell Warrant Shares as permitted hereby without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Warrant Holder, deliver to the Warrant Holder a written statement as to whether it has complied with such reporting requirements; provided that this subsection (b) shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

(b)                                 Obtaining of Governmental Approvals and Stock Exchange Listings.  The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Shares are then listed, as required herein.

(c)                                  Notices of Corporate Action.  In the event of:

(i)                                     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii)                                  any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any change of control, or

(iii)                               any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(iv)                              any issuance of any Shares, Convertible Security or Option by the Company,

the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares (or other securities under Section 5(d)) shall be entitled to exchange their Shares (or other securities under Section 5(d)) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor.  Such notice shall be mailed at least ten (10) days prior to the date therein specified.

Section 9.                                            Lost, Mutilated or Missing Warrants.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 10.                                      Waivers; Amendments.

Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Warrant Holder.  No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power.  No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.  The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 11.                                      Miscellaneous.

(a)                                  Shareholder Rights.  The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant as provided herein, to any voting rights as a shareholder of the Company.

(b)                                 Expenses.  The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof.

(c)                                  Successors and Assigns.  All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d)                                 Severability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e)                                  Notices.  Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and (b) if to the Warrant Holder,

Fonds de solidarité des travailleurs du Québec (FTQ)
Bureau 200
545, boulevard Crémazie Est
Montréal, Quebec H2M 2W4
Facsimile : (514) 383-2500
Attention : Vice President, Legal Affairs

or to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f)                                    Equitable Remedies.  Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to seek specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g)                                 Continued Effect.  Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h)                                 Governing Law.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAW THEREOF WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(i)                                     Section Headings.  The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

NEXSAN CORPORATION, a Delaware corporation

By	/s/ Gene Spies
Name:	Gene Spies
Title:	Chief Financial Officer

Address for Notices:

Nexsan Corporation 555 St. Charles Drive, Suite 202 Thousand Oaks, CA 91360 Telephone: 805-418-2700 Facsimile: 805-418-2799

With a copy that shall not constitute notice to:
Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attn: Jeffrey Vetter, or in his absence, William Schreiber
Telephone: 650-335-8500
Facsimile: 650-938-5200

[SIGNATURE PAGE — WARRANT]

Exhibit A to Warrant

Form of Notice of Exercise

, 20

To: Nexsan Corporation

Reference is made to the Warrant dated                                 . Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase                              Shares, and makes payment herewith in full therefor at the Exercise Price of $                in the following form:                                                                         .

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of                                     , whose address is:                                                         .]

The undersigned hereby represents that it is an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended, and is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By
Name:
Title:

[ADDRESS OF WARRANT HOLDER]

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated                                                       , issued by Company. Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED                                                                  (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Number of Warrant
Name(s) of Assignee(s)	Address(es)	Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: , 20

[NAME OF ASSIGNOR]

By
Name:
Title:

[ADDRESS OF ASSIGNOR]